NEWS RELEASE

EVEREST RE GROUP, LTD.

Wessex House, 45 Reid Street, 2nd Floor, Hamilton HM DX, Bermuda

Contact:

Elizabeth B. Farrell

Vice President, Investor Relations

Everest Global Services, Inc.

908.604.3169	For Immediate Release

Everest Re Group Announces First Quarter Earnings

HAMILTON, Bermuda – April 24, 2006 -- Everest Re Group, Ltd. (NYSE: RE) reported first quarter 2006 after-tax operating income1, which excludes realized capital gains and losses, of $157.9 million, or $2.41 per diluted share, a 4.5% decrease compared to $165.2 million, or $2.90 per diluted share, in the first quarter of 2005. First quarter 2006 net income increased to $168.4 million, or $2.57 per diluted share, compared to $167.1 million, or $2.93 per diluted share, in the first quarter of 2005. Operating income differs from net income only by the exclusion of realized gains and losses on investments.

On a pre-tax basis, first quarter results for 2006 were impacted by increased catastrophe loss estimates, including reinstatement premiums, of $70.8 million, largely driven by changes in estimates for the 2005 hurricanes, compared to catastrophe losses in the same period of 2005 of $13.2 million. On an after-tax basis, these changes in estimates affected 2006 and 2005 results by $50.6 million and $9.9 million, respectively.

Gross premiums written for the first quarter of 2006 were $1.06 billion compared to $1.05 billion in 2005. Net premiums written were $1.02 billion, an increase of 1.1% from $1.01 billion for the first quarter of 2005. The Company’s GAAP combined ratio in the first quarter 2006 was 94.5% compared to 91.6% in 2005. Net investment income for the first quarter was $145.0 million compared to $132.9 million in the first quarter of 2005. Cash flow from operations for the first quarter of 2006 was $159.8 million, a decrease of 50.9% from $325.2 million in the first quarter of 2005.

At March 31, 2006, the Company's shareholders’ equity was $4.27 billion, or $65.72 per outstanding share. The change in book value represents a 3.1% increase from shareholders’ equity of $4.14 billion, or $64.04 per outstanding share, at December 31, 2005.

Commenting on the Company’s results, Chairman and Chief Executive Officer, Joseph V. Taranto said, “Although changes in estimates for the 2005 hurricanes substantially reduced first quarter earnings, we still posted a 15.7% ROE, demonstrating the strength of our worldwide operation. Our reinsurance business grew 8% for the quarter, as we continue to see new quality opportunities, particularly for property reinsurance.  Whereas our insurance premiums were down from less California workers comp business and less credit business, we have recently added new programs that should result in quality growth for the second half of the year.  Accordingly, we remain positive with regard to our overall prospects for 2006.”

This news release contains forward-looking statements within the meaning of the U.S. federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the U.S. Federal securities laws. These statements involve risks and uncertainties that could cause actual results to differ materially from those contained in forward-looking statements made on behalf of the Company. These risks and uncertainties include the impact of general economic conditions and conditions affecting the insurance and reinsurance industry, the adequacy of our reserves, our ability to assess underwriting risk, trends in rates for property and casualty insurance and reinsurance, competition, investment market fluctuations, trends in insured and paid losses, catastrophes, regulatory and legal uncertainties and other factors described in our latest Annual Report on Form 10-K. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Everest Re Group, Ltd. is a Bermuda holding company that operates through the following subsidiaries: Everest Reinsurance Company provides reinsurance to property and casualty insurers in both the U.S. and international markets. Everest Reinsurance (Bermuda), Ltd., including through its branch in the United Kingdom, provides reinsurance and insurance to worldwide property and casualty markets and reinsurance to life insurers. Everest National Insurance Company and Everest Security Insurance Company provide property and casualty insurance to policyholders in the U.S. Everest Indemnity Insurance Company offers excess and surplus lines insurance in the U.S. Additional information on Everest Re Group companies can be found at the Group’s web site at www.everestre.com.

A conference call discussing the first quarter results will be held at 8:30 a.m. Eastern Time on April 25, 2006. The call will be available on the Internet through the Company’s web site or at www.streetevents.com.

Anyone receiving this release by wire or through the Internet may visit the Company’s web site to view supplemental financial information on the Company’s results. The supplemental information is located at www.everestre.com in the “Financial Reports” section of the “Investor Center”. The supplemental financial information may also be obtained by contacting the Company directly.

1 The Company generally uses after-tax operating income, a non-GAAP financial measure, to evaluate its performance. After-tax operating income consists of net income excluding after-tax realized gains (losses) as the following reconciliation displays:

	Three Months Ended March 31,

(Dollars in thousands, except per share amounts)	2006		2005

	(unaudited)
	amount	per diluted share	amount	per diluted share

Net income	$168,396	$2.57	$167,095	$2.93
After-tax realized gains	10,524	0.16	1,848	0.03

After-tax operating income	$157,872	$2.41	$165,247	$2.90

Although realized capital gains (losses) are an integral part of the Company’s insurance operations, the determination of realized capital gains (losses) is independent of the insurance underwriting process. The Company believes that the level of realized gains (losses) for any particular period is not indicative of the performance of the underlying business in that particular period. Providing only a GAAP presentation of net income makes it more difficult for users of the financial information to evaluate the Company’s success or failure in its basic business, and may lead to incorrect or misleading assumptions and conclusions. The Company understands that the equity analysts who follow the Company focus on after-tax operating income in their analyses for the reasons discussed above. The Company provides after-tax operating income to investors so that they have what management believes to be a useful supplement to GAAP information concerning the Company’s performance.

– Financial Details Follow –

3

EVEREST RE GROUP, LTD. CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
	Three Months Ended March 31,
(Dollars in thousands, except per share amounts)	2006	2005
	(unaudited)
REVENUES:
Premiums earned	$1,021,790	$1,005,915
Net investment income	145,026	132,886
Net realized capital gains	13,601	2,477
Net derivative income (expense)	3,879	(1,221)
Other expense	(6,607)	(3,441)

Total revenues	1,177,689	1,136,616

CLAIMS AND EXPENSES:
Incurred losses and loss adjustment expenses	698,943	668,254
Commission, brokerage, taxes and fees	237,502	222,322
Other underwriting expenses	29,014	30,390
Interest expense on senior notes	7,786	12,235
Interest expense on junior subordinated debt	9,362	9,362
Amortization of bond issue costs	235	315
Interest and fee expense on credit facility	97	110

Total claims and expenses	982,939	942,988

INCOME BEFORE TAXES	194,750	193,628
Income tax expense	26,354	26,533

NET INCOME	$168,396	$167,095

Other comprehensive loss, net of tax	(53,293)	(128,625)

COMPREHENSIVE INCOME	$115,103	$38,470

PER SHARE DATA:
Average shares outstanding (000's)	64,622	56,141
Net income per common share - basic	$2.61	$2.98

Average diluted shares outstanding (000's)	65,437	57,076
Net income per common share - diluted	$2.57	$2.93

EVEREST RE GROUP, LTD. CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except par value per share)	March 31, 2006	December 31, 2005
	(unaudited)
ASSETS:
Fixed maturities - available for sale, at market value
(amortized cost: 2006, $10,391,468; 2005, $9,872,239)	$10,417,094	$10,042,134
Equity securities, at market value (cost: 2006, $1,015,777; 2005, $922,090)	1,264,556	1,090,825
Short-term investments	983,714	1,443,751
Other invested assets (cost: 2006, $317,942; 2005, $285,385)	319,276	286,812
Cash	166,364	107,275

Total investments and cash	13,151,004	12,970,797
Accrued investment income	132,276	133,213
Premiums receivable	1,207,160	1,188,866
Reinsurance receivables	1,007,034	1,048,749
Funds held by reinsureds	295,946	286,856
Deferred acquisition costs	354,990	352,745
Prepaid reinsurance premiums	83,433	84,798
Deferred tax asset	238,665	234,562
Current federal income tax receivable	4,241	75,022
Other assets	119,168	98,932

TOTAL ASSETS	$16,593,917	$16,474,539

LIABILITIES:
Reserve for losses and adjustment expenses	$9,146,997	$9,126,702
Future policy benefit reserve	128,056	133,155
Unearned premium reserve	1,598,058	1,596,309
Funds held under reinsurance treaties	156,836	190,641
Losses in the course of payment	25,515	19,434
Contingent commissions	13,486	19,378
Other net payable to reinsurers	70,795	50,354
8.75% Senior notes due 3/15/2010	199,473	199,446
5.4% Senior notes due 10/15/2014	249,626	249,617
Junior subordinated debt securities payable	546,393	546,393
Accrued interest on debt and borrowings	9,041	10,041
Other liabilities	183,529	193,375

Total liabilities	12,327,805	12,334,845

SHAREHOLDERS' EQUITY:
Preferred shares, par value: $0.01; 50 million shares authorized;
no shares issued and outstanding	-	-
Common shares, par value: $0.01; 200 million shares authorized;
(2006) 64.9 million and (2005) 64.6 million issued	649	646
Additional paid-in capital	1,766,363	1,748,797
Unearned compensation	(15,518)	(17,051)
Accumulated other comprehensive income, net of deferred income taxes of
$135.5 million at 2006 and $134.9 million at 2005	167,853	221,146
Retained earnings	2,346,765	2,186,156

Total shareholders' equity	4,266,112	4,139,694

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$16,593,917	$16,474,539

EVEREST RE GROUP, LTD. CONSOLIDATED STATEMENTS OF CASH FLOWS
	Three Months Ended March 31,
(Dollars in thousands)	2006	2005
	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$168,396	$167,095
Adjustments to reconcile net income to net cash provided by
operating activities:
(Increase) decrease in premiums receivable	(14,626)	32,778
Increase in funds held by reinsureds, net	(38,284)	(37,082)
Decrease in reinsurance receivables	47,540	11,143
Increase in deferred tax asset	(4,693)	(12,648)
(Decrease) increase in reserve for losses and loss adjustment expenses	(10,126)	140,692
Decrease in future policy benefit reserve	(5,098)	(2,346)
(Decrease) increase in unearned premiums	(1,584)	842
Decrease in other assets and liabilities, net	23,035	19,074
Non-cash compensation expense	1,533	444
Amortization of bond premium	7,304	7,644
Amortization of underwriting discount on senior notes	36	58
Realized capital gains	(13,601)	(2,477)

Net cash provided by operating activities	159,832	325,217

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from fixed maturities matured/called - available for sale	166,441	123,015
Proceeds from fixed maturities sold - available for sale	104,077	120,270
Proceeds from equity securities sold	27,649	-
Proceeds from other invested assets sold	5,562	1,781
Cost of fixed maturities acquired - available for sale	(763,683)	(367,968)
Cost of equity securities acquired	(116,111)	(168,021)
Cost of other invested assets acquired	(28,698)	(6,417)
Net sales of short-term securities	462,807	158,866
Net increase in unsettled securities transactions	23,178	31,174

Net cash used in investing activities	(118,778)	(107,300)

CASH FLOWS FROM FINANCING ACTIVITIES:
Common shares issued during the period	17,569	10,445
Dividends paid to shareholders	(7,787)	(6,198)
Repayment of senior notes	-	(250,000)

Net cash provided by (used in) financing activities	9,782	(245,753)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	8,253	(5,572)

Net increase (decrease) in cash	59,089	(33,408)
Cash, beginning of period	107,275	184,930

Cash, end of period	$166,364	$151,522

SUPPLEMENTAL CASH FLOW INFORMATION
Cash transactions:
Income taxes paid, net	$(51,318)	$36,890
Interest paid	$18,308	$28,847